Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS SECOND QUARTER 2024 RESULTS

WASHINGTON, D.C. – July 31, 2024 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended June 30, 2024.

Highlights for the Quarter Ended June 30, 2024:

•
Net income of $4.9 million, or $0.04 per share on a fully diluted basis
•
Core FFO of $31.4 million, or $0.29 per share on a fully diluted basis
•
Used $8.4 million of available cash to extinguish the mortgage note obligation on VA - Golden
•
Executed a new $400.0 million senior unsecured revolving credit facility (the “Revolver”), which includes an accordion feature that allows the Company to request additional lender commitments of up to $300.0 million, for a total Revolver capacity of up to $700.0 million
•
Entered into a master note purchase agreement to issue an aggregate $200.0 million of 6.56% (ICUR9 + 210 basis point spread) 9-year fixed rate, senior unsecured notes in two tranches and issued $150.0 million of such senior notes with a maturity date of May 29, 2033
•
Acquired the land for the future development of a 50,777 rentable square foot Federal courthouse in Flagstaff, Arizona (“JUD - Flagstaff”) with a 20-year non-cancelable lease that will commence once the development is complete
•
Acquired a 135,200 square foot facility primarily leased to the Office of the Chief Information Officer (OCIO) and Office of Human Capital of the U.S. Immigration and Customs Enforcement (ICE), located near Dallas, Texas (“ICE - Dallas”) with a weighted average remaining lease term of 13.3 years at the time of acquisition
•
Acquired a 27,840 square foot facility 100% leased to Homeland Security Investigations (HSI), the principal investigation arm within the Department of Homeland Security (DHS), with a 15-year lease that does not expire until March 2036 (“HSI - Orlando”)
•
Acquired a 49,420 square foot facility in Orlando, Florida that is 100% leased to ICE with a 20-year lease that does not expire until August 2040 (“ICE - Orlando”)
•
Released the Company's 2023 Environmental, Social, and Governance report (the “ESG Report”), showcasing the Company’s progress in achieving its environmental and social-focused goals committed to in 2021
•
Issued an aggregate of 589,647 shares of the Company's common stock in settlement of previously entered into forward sales transactions through the Company's $300.0 million ATM Program launched in December 2019 (the “December 2019 ATM Program”) at a weighted average price per share of $13.40, raising net proceeds to the Company of approximately $7.9 million
•
Increased the Company's guidance for full-year 2024 Core FFO per share on a fully diluted basis to a range of $1.15 - $1.17

“We occupy a unique place in the REIT industry,” said Darrell Crate, CEO of Easterly Government Properties. “The real estate we provide is essential to the U.S. Government and that mission criticality remains our definable edge and the bedrock of shareholder value.”

Financial Results for the Six Months Ended June 30, 2024:

Net income of $9.7 million, or $0.09 per share on a fully diluted basis

Core FFO of $62.1 million, or $0.58 per share on a fully diluted basis

Portfolio Operations

As of June 30, 2024, the Company or its joint venture (the “JV”) owned 93 operating properties in the United States encompassing approximately 9.1 million leased square feet, including 91 operating properties that were leased primarily to U.S. Government tenant agencies, one operating property leased primarily to tenant agencies of a high-credit state government, and one operating property that is entirely leased to a private tenant. In addition, the Company wholly owned two properties in development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The first re-development project, located in Atlanta, Georgia, is currently under construction and, once complete, a 20-year lease with the U.S. General Services Administration (GSA) is expected to commence for the beneficial use of the U.S. Food and Drug Administration (FDA). The second project, located in Flagstaff, Arizona, is currently in design and, once complete, a 20-year lease with the GSA is expected to commence for the beneficial use of the United States Judiciary. As of June 30, 2024, the portfolio had a weighted average age of 14.8 years, based upon the date properties were built or renovated-to-suit, and had a weighted average remaining lease term of 10.1 years.

On April 22, 2024, the Company announced the release of its 2023 ESG Report, showcasing the Company’s progress in achieving its environmental and social-focused goals committed to in 2021. Easterly oversaw a 4% decrease in energy usage and achieved 16 ENERGY STAR Certifications. This emissions reduction equated to 3.7 million pounds of coal burned, or the electricity needed to power 667 homes for one year, and was achieved as a result of equipment upgrades and low-to-no-cost adjustments to optimize its buildings’ efficiency. The Company is committed to preserving the robust ESG advancements made in 2023 while furthering investments in the efficiency and sustainability of its portfolio, particularly in properties vital to government operations.

Balance Sheet and Capital Markets Activity

As of June 30, 2024, the Company had total indebtedness of approximately $1.4 billion comprised of $72.5 million outstanding on the Revolver, $100.0 million outstanding on its 2016 term loan facility, $175.0 million outstanding on its 2018 term loan facility, $850.0 million of senior unsecured notes, and $210.0 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). The Company's outstanding debt had a weighted average maturity of 4.9 years and a weighted average interest rate of 4.4%. Further, the Company's Net Debt to total enterprise value was 50.9% and its Adjusted Net Debt to annualized quarterly pro forma EBITDA ratio was 6.9x.

On April 1, 2024, the Company used $8.4 million of available cash to extinguish the mortgage note obligation on VA - Golden.

On May 30, 2024, the Company announced it had entered into a master note purchase agreement to issue an aggregate $200.0 million of 6.56% (ICUR9 + 210 basis point spread) 9-year fixed rate, senior unsecured notes consisting of: $150.0 million of Series A Senior Notes issued and sold by Easterly Government Properties LP, the Company’s operating partnership (the “Partnership”), on May 29, 2024; and $50.0 million of Series B Senior Notes to be issued and sold by the Partnership on or about August 14, 2024, subject to customary closing conditions. The Company, together with various subsidiaries of the Partnership, have guaranteed the Series A Senior Notes (and will guarantee the Series B Senior Notes, once issued).

On June 3, 2024, the Company executed a new $400.0 million Revolver. The Revolver includes an accordion feature that allows the Company to request additional lender commitments of up to $300.0 million, for a total Revolver capacity of up to $700.0 million. The Revolver has an initial four-year term and will mature in June 2028, with two six-month as-of-right extension options available to extend the maturity to June 2029, subject to certain conditions. Borrowings under the Revolver will bear interest at a rate of Adjusted SOFR plus a spread of 1.20% to 1.80%, depending on the Company’s leverage ratio. Given the Company's current leverage ratio, the initial spread to Adjusted SOFR was set at 1.35%.

Acquisitions

On April 4, 2024, the Company acquired the land to develop JUD - Flagstaff, a 50,777 square foot Federal courthouse in Flagstaff, Arizona. JUD - Flagstaff will be leased to the GSA for beneficial use of the Judiciary of the U.S. Government over a 20 year non-cancelable term.

On April 16, 2024, the Company announced the acquisition of ICE - Dallas, a 135,200 square foot facility primarily leased to the Office of the Chief Information Officer and Office of Human Capital of the U.S. Immigration and Customs Enforcement, located near Dallas, Texas. ICE - Dallas is a 95% leased facility that has been renovated to suit the ICE’s OCIO and Office of Human Capital. The OCIO is responsible for delivering innovative information technology (IT) and business solutions that enable ICE to protect and secure the nation. The asset will help facilitate the OCIO’s mission critical IT initiatives to modernize ICE’s IT systems and adapt and conform to modern IT management disciplines. Two additional triple net (NNN) private tenants occupy the remaining leased space under leases that feature annual lease escalations. The weighted average initial lease term for all three tenancies was 16.2 years and, at the time of acquisition, carried a weighted average remaining lease term of 13.3 years.

On May 8, 2024, the Company announced the acquisition of HSI - Orlando, a 27,840 square foot facility 100% leased to Homeland Security Investigations, the principal investigation arm within the Department of Homeland Security, with a 15-year lease that does not expire until March 2036. HSI is the principal investigative arm within the DHS and helps shield the nation from global threats to ensure Americans are safe and secure. The agency maintains operations in 235 cities nationwide and maintains an international presence that spans over 90 offices in more than 50 countries. HSI - Orlando also houses the Central Florida Intelligence Exchange, which is an all crime and all hazards fusion center, supporting nine counties with on-site staffing from multiple federal, state, and local agencies.

On May 15, 2024, the Company announced the acquisition of ICE - Orlando, a 49,420 square foot facility located in Orlando, Florida that is 100% leased to the U.S. Immigration and Customs Enforcement. The property features a 20-year lease that does not expire until August 2040. As one of the country’s premier federal law enforcement agencies, ICE is dedicated to detecting and dismantling transnational criminal networks that target the American people and threaten our industries, organizations, and financial system. The critical operations housed in this facility cover a significant portion of Central Florida.

Dividend

On July 17, 2024, the Board of Directors of Easterly approved a cash dividend for the second quarter of 2024 in the amount of $0.265 per common share. The dividend will be payable August 13, 2024 to shareholders of record on August 1, 2024.

Subsequent Events

Subsequent to the quarter ending June 30, 2024, the Company entered into forward sales transactions through the December 2019 ATM Program for the sale of 400,000 shares of the Company's common stock at a net weighted average initial forward sales price of $13.14 per share that have not yet been settled.

As of the date of this release, the Company expects to receive aggregate net proceeds of approximately $5.3 million from the sale of an aggregate of 400,000 shares of the Company's common stock that have not yet been settled under the Company's December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $13.14 per share.

Guidance

This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2024

The Company is maintaining its guidance for full-year 2024 Core FFO per share on a fully diluted basis at a range of $1.15 - $1.17, as previously increased on May 8, 2024.

	Low	High
Net income (loss) per share – fully diluted basis	$0.22	0.24
Plus: Company’s share of real estate depreciation and amortization	$0.92	0.92
FFO per share – fully diluted basis	$1.14	1.16
Plus: Company’s share of depreciation of non-real estate assets	$0.01	0.01
Core FFO per share – fully diluted basis	$1.15	1.17

This guidance assumes (i) the closing of VA - Jacksonville through the JV at the Company’s pro rata share of approximately $41 million, (ii) approximately $50 million in wholly owned acquisitions throughout 2024, and (iii) $100 - $110 million of gross development-related investment during 2024.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release following the consolidated financial statements. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Core Funds from Operations (Core FFO) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes items which it believes are not representative of ongoing operating results, such as liability management related costs (including losses on extinguishment of debt and modification costs), catastrophic event charges, depreciation of non-real estate assets, provision for credit losses, and the unconsolidated real estate venture's allocated share of these adjustments. In future periods, the Company may also exclude other items from Core FFO that it believes may help investors compare its results. The Company believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company's core business.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, impairment loss, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Net Debt and Adjusted Net Debt Net Debt represents the Company's consolidated debt and its share of unconsolidated debt adjusted to exclude its share of unamortized premiums and discounts and deferred financing fees, less its share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 25 of the Company’s Q2 2024 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and may be presented on a pro forma basis. Accordingly, the Company's method may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 11:00 am Eastern time on July 31, 2024 to review the second quarter 2024 performance, discuss recent events and conduct a question-and-answer session. A live webcast will be available in the Investor Relations section of the Company’s website. Shortly after the webcast, a replay of the webcast will be available on the Investor Relations section of the Company's website for up to twelve months. Please note that the full text of the press release and supplemental information package are also available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Senior Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and Core FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues, including credit risk and risk that the U.S. Government reduces its spending on real estate or that it changes its preference away from leased properties; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; the loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; risks associated with derivatives or hedging activity; risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure; adverse impacts from any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and our financial condition and results of operations; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (SEC) on February 27, 2024, and under the heading “Risk Factors” in our other public filings. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	June 30, 2024	December 31, 2023
Assets
Real estate properties, net	$2,417,749	$2,319,143
Cash and cash equivalents	14,814	9,381
Restricted cash	12,425	12,558
Tenant accounts receivable	71,273	66,274
Investment in unconsolidated real estate venture	280,085	284,544
Intangible assets, net	147,510	148,453
Interest rate swaps	2,465	1,994
Prepaid expenses and other assets	49,717	37,405
Total assets	$2,996,038	$2,879,752

Liabilities
Revolving credit facility	72,500	79,000
Term loan facilities, net	274,181	299,108
Notes payable, net	844,939	696,532
Mortgage notes payable, net	209,283	220,195
Intangible liabilities, net	10,826	12,480
Deferred revenue	105,671	82,712
Accounts payable, accrued expenses and other liabilities	106,164	80,209
Total liabilities	1,623,564	1,470,236

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 103,034,602 and 100,973,247 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1,030	1,010
Additional paid-in capital	1,810,678	1,783,338
Retained earnings	121,538	112,301
Cumulative dividends	(630,738)	(576,319)
Accumulated other comprehensive income	2,344	1,871
Total stockholders' equity	1,304,852	1,322,201
Non-controlling interest in Operating Partnership	67,622	87,315
Total equity	1,372,474	1,409,516
Total liabilities and equity	$2,996,038	$2,879,752

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues
Rental income	$72,183	$67,758	$142,929	$135,906
Tenant reimbursements	2,814	2,500	3,831	4,575
Asset management income	551	517	1,101	1,034
Other income	673	598	1,160	1,078
Total revenues	76,221	71,373	149,021	142,593

Expenses
Property operating	18,118	17,629	34,710	35,517
Real estate taxes	7,843	7,619	16,072	15,087
Depreciation and amortization	24,086	22,619	47,886	45,700
Acquisition costs	408	444	827	905
Corporate general and administrative	7,128	7,024	13,583	14,319
Total expenses	57,583	55,335	113,078	111,528

Other income (expense)
Income from unconsolidated real estate venture	1,377	1,418	2,792	2,820
Interest expense, net	(15,165)	(11,678)	(29,001)	(23,693)
Net income	4,850	5,778	9,734	10,192

Non-controlling interest in Operating Partnership	(239)	(675)	(497)	(1,198)
Net income available to Easterly Government
Properties, Inc.	$4,611	$5,103	$9,237	$8,994

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.04	$0.05	$0.09	$0.09
Diluted	$0.04	$0.05	$0.09	$0.09

Weighted-average common shares outstanding:
Basic	102,913,974	93,358,851	102,453,558	92,235,346
Diluted	103,200,622	93,641,382	102,729,699	92,508,651

Net income, per share - fully diluted basis	$0.04	$0.05	$0.09	$0.10

Weighted average common shares outstanding -
fully diluted basis	108,280,113	105,707,282	107,998,356	104,569,748

EBITDA

(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	$4,850	$5,778	$9,734	$10,192
Depreciation and amortization	24,086	22,619	47,886	45,700
Interest expense	15,165	11,678	29,001	23,693
Tax expense	(293)	352	(27)	520
Unconsolidated real estate venture allocated share of above adjustments	2,081	1,942	4,155	3,882
EBITDA	$45,889	$42,369	$90,749	$83,987

Pro forma adjustments(1)	284
Pro forma EBITDA	$46,173

(1) Pro forma assuming a full quarter of operations from the three operating properties acquired in the second quarter of 2024.

FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net income	$4,850	$5,778	$9,734	$10,192
Depreciation of real estate assets	23,834	22,368	47,383	45,199
Unconsolidated real estate venture allocated share of above adjustments	2,006	1,875	4,008	3,750
FFO	$30,690	$30,021	$61,125	$59,141
Adjustments to FFO:
Loss on extinguishment of debt	$258	$-	$258	$14
Provision for credit losses	218	-	218	-
Natural disaster event expense, net of recovery	(61)	(22)	(8)	78
Depreciation of non-real estate assets	252	251	503	501
Unconsolidated real estate venture allocated share of above adjustments	16	17	33	33
Core FFO	$31,373	$30,267	$62,129	$59,767

FFO, per share - fully diluted basis	$0.28	$0.28	$0.57	$0.57
Core FFO, per share - fully diluted basis	$0.29	$0.29	$0.58	$0.57

Core FFO	$31,373	$30,267	$62,129	$59,767
Straight-line rent and other non-cash adjustments	(918)	(902)	(1,774)	(1,365)
Amortization of above-/below-market leases	(480)	(676)	(1,074)	(1,376)
Amortization of deferred revenue	(1,759)	(1,622)	(3,363)	(3,106)
Non-cash interest expense	389	244	696	488
Non-cash compensation	1,160	1,299	2,389	2,967
Natural Disaster event expense, net of recovery	61	22	8	(78)
Principal amortization	(1,078)	(1,068)	(2,195)	(2,126)
Maintenance capital expenditures	(3,813)	(2,329)	(5,537)	(5,069)
Contractual tenant improvements	(129)	(712)	(573)	(1,013)
Unconsolidated real estate venture allocated share of above adjustments	-	39	(15)	(74)
Cash Available for Distribution (CAD)	$24,806	$24,562	$50,691	$49,015

Weighted average common shares outstanding - fully diluted basis	108,280,113	105,707,282	107,998,356	104,569,748

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

June 30, 2024
Total Debt(1)	$1,407,507
Less: Cash and cash equivalents	(15,640)
Net Debt	$1,391,867
Less: Adjustment for development projects(2)	(124,496)
Adjusted Net Debt	$1,267,371

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 5.